05/01/98
DSO/mja
AC-158785/4


                                7
              SETTLEMENT & ADMISSION FEE AGREEMENT


STATE OF LOUISIANA

PARISH OF CALCASIEU

           BE IT KNOWN, that on the dates hereinafter set forth, before the undersigned Notaries Public, duly commissioned and qualified in and for the state and parish aforesaid, and in the presence of the undersigned competent witnesses, personally came and appeared PLAYERS LAKE CHARLES, LLC, a Louisiana limited liability company ("PLC") and SHOWBOAT STAR PARTNERSHIP, a Louisiana general partnership ("SSP"; PLC and SSP are separate taxable entities, but are collectively referred to herein for convenience as the "Operators"), herein represented by Catherine
A. Walker, the duly authorized officer of Players Lake Charles Riverboat, Inc., the Managing Member of PLC, and of Players Riverboat Management, Inc., the Managing Partner of SSP; and the CITY OF LAKE CHARLES, LOUISIANA, a body politic and corporate of the State of Louisiana (hereinafter called the "City"), herein represented by Willie L. Mount, its duly authorized Mayor, who declared that:

           PLC is the owner of a riverboat gaming vessel currently known as the "Players III Casino" (the
     "Players Casino").

           SSP is the owner of a riverboat gaming vessel currently known as the "Star Casino" (the "Star Casino"; the Players
Casino   and   the  Star  Casino  are  sometimes  referred   to
collectively herein as the "Casinos"). The term "Casinos" shall include all replacement or successor riverboat gaming vessel(s) of either or both of the casinos named herein.

           Each of Operators currently holds a license to operate their respective Casinos in the State of Louisiana by the Louisiana Riverboat Gaming Enforcement Division of the Gaming Enforcement Section of the Office of State Police, Department of Public Safety and Corrections (the "Division").

           Pursuant to the approval of the Louisiana Gaming Control Board, successor agency to the Louisiana Riverboat Gaming Commission (the "Commission") the berthing site for both of the Casinos is located at a common site in the City, known as 507 N. Lakeshore Drive, Lake Charles, Louisiana (the "Site").

           PLC owns and operates certain hotel, dining and entertainment facilities at the Site, related to the Casinos, for the mutual benefit of both Operators, pursuant to agreements between the Operators.

           Operators and the City are parties to  a  certain
     Development Agreement dated as of January 27, 1995 (the
     "Existing Development Agreement").

           Certain disputes have arisen among Operators, the City, McNeese State University, Sowela Technical Institute (a/k/a/ Louisiana Technical College), the Calcasieu Parish School Board and the Calcasieu Parish Police Jury, regarding the calculation and payment of certain admission fees ("Section 27:93A Fees") payable under an ordinance enacted by the City pursuant to the provisions now codified at La.R.S. 27:93A(1) and under a Resolution passed by the Calcasieu Parish Police Jury pursuant to the provisions now codified at La.R.S. 27:93A(6) of the Louisiana Riverboat Economic Development and Gaming Control Act (the "Act"). McNeese State University, Sowela Technical Institute (a/k/a/ Louisiana Technical College), and the Calcasieu Parish School Board are referred to hereinafter as the "Educational Institutions". As used herein, the term "Police Jury" refers to the Calcasieu Parish Police Jury.

           Operators have filed a certain action in the 19th Judicial District Court for the Parish of East Baton Rouge, State of Louisiana styled Players Lake Charles, LLC and Showboat Star Partnership vs. City of Lake Charles and the Louisiana Gaming Control Board, Case No. 447512-N; and the City has filed an action in the 14th Judicial District Court for the Parish of Calcasieu, State of Louisiana styled City of Lake Charles vs. Players Lake Charles, L.L.C. and Showboat Star Partnership, Case No. 98-1473 (together, the "Actions").

            Operators, the City and the Educational Institutions desire, by this Agreement, to: (1) settle and resolve such disputes amicably, and dismiss the Actions with prejudice, by virtue of the specific agreements and as more particularly provided in Article III hereof; and (2) provide for a new arrangement, going forward, effective from and as of March 1, 1998 (the "Effective Date"), for calculation and payment of the Section 27:93A Fees, as more particularly provided in the other Articles hereof.

     NOW THEREFORE, for and in consideration of the mutual and dependent agreements of the City and the Operators hereinafter set forth, Operators and the City agree to the following:


                            ARTICLE I

                       SECTION 27:93A FEES

     Section 1.1.  Legally Mandated Admission Fees.

      (a) From and after the Effective Date, in accordance with the Act, for so long as the provisions now codified at La.R.S. 27:93A(6) and La.R.S. 27:93A(1) of the Act apply to Operators, and for so long as the Casinos, or either of them, are located and operated at a site in the City of Lake Charles, Operators shall pay to the City a fee (the "Admission Fee"), which Admission Fee shall be equal to the greater of (i) $7,025,000 per annum (the "Guarantee Amount") or (ii) 4.20% (the "Applicable Percentage") of the Net Gaming Proceeds (as defined in the Act) of the Casinos. The Admission Fee shall be paid monthly on or before the 20th day of each calendar month (commencing April 20, 1998), based upon one-twelfth (1/12) of the Guarantee Amount (commencing with March, 1998). The Guarantee Amount shall be subject to proration, adjustment or credit as provided in this Agreement. Net Gaming Proceeds earned before the Effective Date shall not be included in computation of the Admission Fee.

      (b) Operators' obligation to pay the excess, if any, of the Applicable Percentage of the Operators' Net Gaming Proceeds, over the Guarantee Amount already paid, shall be determined on a calendar year basis, in arrears as of the end of each calendar year, commencing as of the end of calendar 1998. Such excess, if any, shall be paid by January 31 of the following calendar year. The Guarantee Amount for calendar year 1998 shall be prorated, based on the number of months remaining in calendar 1998 after the Effective Date. Therefore, Operators, the City and the Educational Institutions agree that the Guarantee Amount for calendar 1998 shall be $5,854,167.00.

      (c) At March 1, 2003, the Guarantee Amount shall be increased or decreased by the same percentage that the Consumer Price Index (as herein defined and specified, the "CPI") increases or decreases from March 1, 1998 to February 28, 2003, but in no event increased or decreased by more than ten percent (10%). At March 1, 2008 and each date which is a multiple of five (5) years thereafter (i.e., March 1, 2013, March 1, 2018, etc.) (each, an "Adjustment Date"), the then-current Guarantee Amount shall be increased or decreased by the same percentage that the CPI increases or decreases from the date which is five
(5) years prior to that Adjustment Date (i.e., a five-year period), but in no event increased or decreased by more than ten (10%) percent on any such Adjustment Date.

      (d) As used herein, "CPI" shall mean the Consumer Price Index for All Urban Consumers (CPI-U) - South Census Region, All Items (1982-84 = 100) published by the Bureau of Labor Statistics of the U.S. Department of Labor. If this index is no longer published, the "CPI" shall mean the index of consumer prices in the U.S. most closely comparable to the discontinued index, after making such adjustments in items included for method of compensation as may be prescribed by the agency publishing the same or as otherwise may be required to compensate for changes affecting such replacement index subsequent to the Effective Date.

      (e)   From  and  after  the actual commencement  of  "hard"
construction of the improvements to the eastbound lanes of Interstate 10 in Calcasieu Parish (the "Start Date") from the eastern foot of the I-10 bridge over the Calcasieu River to the Bilbo Street I-10 on-ramp (the "I-10 Construction"), the Guarantee Amount shall be subject to reduction as provided in this subsection (e).

          (i) The Net Gaming Proceeds of the Operators shall be computed as of the last day of the sixth (6th) full calendar month after the Start Date, or the date of completion of the I-10 Construction, whichever is earlier (the "Computation Date"), looking back on a 12 calendar month basis.

          (ii) If the Operators' Net Gaming Proceeds amount for such 12-month period is an amount less than One Hundred Fifty Million Dollars ($150,000,000)(such deficit being referred to herein as the "Revenue Shortfall"), then the Guarantee Amount for the calendar year in which the Computation Date falls shall be reduced by an amount equal to five percent (5%) of the Revenue Shortfall amount, up to a maximum reduction of Five Hundred Thousand Dollars ($500,000).

          (iii) The Revenue Shortfall shall be calculated on a 12-month basis as of the Computation Date, and the foregoing reduction (if any) to the Guarantee Amount shall be made, regardless of whether there is actually a Revenue Shortfall for the calendar year in which such computation is made. No further reductions to the Guarantee Amount shall be made under this subsection
          (e).

          (iv) The reduction in the Guarantee Amount, computed as provided herein, shall be applied against the monthly payment of the Guarantee Amount (under subsection (a) hereof) next coming due.

     Section 1.2.  Education Fee.

      (a) Operators, the City, and the Educational Institutions acknowledge that for so long as the Casinos, or either of them, are located and operated at a site in the City of Lake Charles, and for so long as the Police Jury is legally authorized to levy a fee (the "Education Fee") pursuant to the provisions now codified at La.R.S. 27:93A(6), the Admission Fee amounts payable to the City hereunder shall include (and the City shall collect as part of the Admission Fee, and pay directly to the Educational Institutions pursuant to a separate agreement between the City and the Educational Institutions) an Education Fee equal to the greater of (i) $950,000.00 per annum (the "Education Guarantee Amount") or (ii) 0.57% (the "Education Applicable Percentage") of the Net Gaming Proceeds of the Casinos. The percentage-based Education Fee is in lieu of the per passenger admission fee of $.50 authorized by the provisions now codified at La.R.S. 27:93A(6). From and after the Effective Date, the Education Fee shall be paid by the City to the Educational Institutions monthly, upon receipt of Operators' payment of the Admission Fee as set forth in Sections 1.1(a) through (e) hereof. The Education Guarantee Amount shall be subject to proration, adjustment or credit as provided in this Agreement.

       (b) The City's obligation to pay the Educational Institutions the excess, if any, of the Education Fee based upon the Education Applicable Percentage of the Operators' Net Gaming Proceeds over the Education Guarantee Amount already paid, shall be determined on a calendar year basis, in arrears as of the end of each calendar year, commencing as of the end of calendar 1998. Such excess, if any, shall be paid by January 31 of the following calendar year. The Education Guarantee Amount for calendar year 1998 shall be prorated, based on the number of months remaining in calendar 1998 after the Effective Date. Therefore, the City and the Educational Institutions agree that the Education Guarantee Amount for calendar 1998 shall be $791,667.00. The
City and the Educational Institutions agree further that the Education Guaranty Amount shall be subject to adjustment or credit in the same manner as the Guaranty Amount, pursuant to Sections 1.4 (c), (d) and (e) hereof, as if those provisions were fully set forth at this place.

      (c) The City and Educational Institutions acknowledge and agree that Operators' only payment obligation under this Article I is the payment of the Admission Fee to the City as specified in
Section 1.1 hereof; and that so long as Operators satisfy such Admission Fee payment obligation, the Education Fee shall be the payment obligation of the City alone, and Operators shall have no separate liability for same.

     Section 1.3. Impact of Dockside; Other Events. Operators, the City and the Educational Institutions acknowledge and agree that, except as expressly provided herein, this Agreement represents their exclusive agreement and arrangement concerning admission or other similar fees, including those now codified under the provisions of La.R.S. 27:93A(1) and 27:93A(6), or payments in lieu thereof, for so long as such admission or other similar fees (including those now codified under the provisions of La.R.S. 27:93A(1) and 27:93A(6)) are authorized, and for so long as the Casinos, or either of them, shall be located and operated at a site in the City of Lake Charles. Therefore, this Agreement shall not be subject to termination, and the obligations of Operators under this Agreement (including without limitation, the obligations of Operators to make payments hereunder to the City or any other person or entity) shall not be subject to increase, decrease or renegotiation in the event that dockside gaming is authorized; nor in the event of any other beneficial legislation or other development for Operators or the City; nor in the event of the enactment of any additional admission fees (or similar taxes, fees or payments in lieu thereof) payable, directly or indirectly, to the City and/or the Educational Institutions; nor in the event of any increase in the authorized or permissible rate or amount of such admission fees (or similar taxes, fees or payments in lieu thereof), whether or not relating to any such development. This Agreement shall, however, be subject to termination and renegotiation as specifically provided in Article VII hereof.

      Section 1.4. Separate Obligation. Operators' obligation to pay the Admission Fee hereunder relates to the statutory obligations of the Operators to the City and the Educational Institutions, respectively, on a going forward basis from and after the Effective Date, and is an obligation separate and distinct from the Settlement Payments in settlement of the Actions under Article III hereof.

      Section 1.5. Nature of Agreement. Operators, the City and the Educational Institutions agree that this Agreement represents a contractual arrangement, binding upon all parties hereto, applicable in lieu of the statutory authority to levy admission fees given to the City and the Police Jury (and/or the Educational Institutions), including without limitation those provisions now codified in the Act at La.R.S. 27:93A(1) and 27:93A(6), respectively. Therefore, in consideration of the Admission Fees paid by the Operators to the City hereunder, the City and the Educational Institutions hereby waive, for so long as this Agreement remains in effect, any existing or future right that any of them may have to levy the fee currently authorized by the Act in La.R.S. 27:93A(1) or 27:93A(6), or any future substitute, increased or additional fee with respect thereto.


                           ARTICLE II

                 EXISTING DEVELOPMENT AGREEMENT

      The  Existing Development Agreement is and shall remain  in full  force  and  effect,  binding upon the  parties  thereto  in
accordance   with  its  terms,  notwithstanding  the   execution,
delivery and performance of this Agreement.


                           ARTICLE III

                     EXISTING PAYMENT CLAIMS

      Section 3.1. Settlement of Actions. The existing disputes among the City, the Educational Institutions and the Operators, including those evidenced by the Actions, involve claims and counterclaims by the City, Educational Institutions and the Operators regarding calculation and payment of Section 27:93A Fees prior to the Effective Date (the "Payment Claims").

       Section 3.2. Settlement Payments. Without admitting liability for any Payment Claims, Operators hereby agree to pay to the City, and the City hereby agrees to accept from Operators, in full and final settlement of the Payment Claims, the sum of Four Million Dollars ($4,000,000.00), together with interest thereon at the rate of six percent (6%) per annum, in ten (10) equal annual installments of combined principal and interest, each in the amount of $543,475.00, such payments (the "Settlement Payments"), totaling $5,434,750.00, commencing April 1, 1999 and continuing on each April 1 thereafter until April 1, 2008. Notwithstanding the foregoing, Operators shall have the right at any time to prepay the principal obligation described herein, without premium or penalty, provided that Operators shall also pay all interest accrued hereunder at the rate aforesaid through the date of such prepayment.

      Section 3.3. Release. The City and the Educational Institutions each hereby irrevocably and unconditionally RELEASE and FOREVER DISCHARGE the Operators, their parent, subsidiary and affiliated companies, and the present or former officers and directors of any of them, as well as their respective heirs, personal representatives, successors and assigns, from all claims, counterclaims, demands, actions, causes of actions, suits, debts, costs, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, expenses and liabilities whatsoever, known or unknown, at law or in equity, relating in any way to the Operators' obligations with respect to Section 27:93A Fees accrued prior to the Effective Date, the Actions or the subject matter thereof.

      Section 3.4. Dismissal of Actions. Immediately upon the full execution of this Agreement, the City, Educational Institutions, and Operators shall take all actions and execute all documents necessary to provide for the dismissal with prejudice of the Actions.

      Section 3.5. Separate Obligation; Survival. Operators' obligation to pay the Settlement Payments hereunder is a separate obligation, supported by separate consideration (as described in this Article III), and undertaken in full and final settlement of the Actions. As such, Operators' obligation to pay the Settlement Payments shall survive the termination of any or all of Operators' other obligations hereunder.

      Section 3.6. Educational Institutions Payment. The City, the Police Jury and the Educational Institutions acknowledge and agree that a portion of the Settlement Payments shall be paid to the Educational Institutions by the City pursuant to a separate agreement among them, and that such amounts shall constitute full and final settlement of any Payment Claims of the Police Jury, or any of the Educational Institutions. The Settlement Payments shall not be increased based on any separate claim or demand of the Police Jury, or any of the Educational Institutions. The Operators shall have no liability for any separate or additional payment obligations to the Police Jury, or any of the Educational Institutions, based on the Payment Claims, and Operators hereby admit no liability with respect to any such Payment Claims. If, as a result of such additional or separate Payment Claims of the Police Jury, or any of the Educational Institutions, Operators (or either of them) suffer any liability in addition to the amounts payable to the City for the Educational Institutions under Section 1.2 hereof, then Operators shall have the right to set-off the full amount of such additional liability, against the amounts (and only up to the amounts) otherwise payable to the City thereafter for the benefit of the Educational Institutions under Section 1.2 hereof.

     Section 3.7. No Admission. The payments made by Operators, and the releases given by the Educational Institutions and City, respectively, under this Article III, shall not be construed as an admission of liability by Operators, or either of them, or by City or the Educational Institutions, of any kind or nature whatsoever as to any matter.

      Section 3.8. Fees. Operators shall, in addition to making the Settlement Payments under the provisions of Section 3.2 hereof, reimburse the City for the City's audit analysis fees actually incurred in connection herewith, up to the aggregate maximum amount of $55,000.00.

                           ARTICLE IV

        OBLIGATIONS OF CITY AND EDUCATIONAL INSTITUTIONS

      Section 4.1. Cooperation and Assistance. The City hereby agrees to cooperate with and assist Operators to the fullest possible extent and in an expeditious manner, without additional payment obligation to the City, in the Operators' respective efforts to develop, maintain and improve the Site and operate their Casinos; provided, however, such cooperation and assistance shall not interfere with or impair the City from setting or making City policy. The foregoing shall include, without limitation, an obligation on the part of the City to take no action inconsistent with its prior actions with respect to a dockside gaming initiative or similar legislative or administrative action applicable to the Casinos. Furthermore, the City shall assist Operators in the coordination of all applicable federal, state, parish and local authorities to resolve access, infrastructure and other issues arising during the course of Operators' improvement of the Site and/or maintenance or operation of the Casinos and related facilities.

     Section 4.2. Repeal of Existing Ordinances. Promptly after the execution and delivery of this Agreement, the City shall take all necessary actions to repeal or otherwise terminate any ordinances or other acts of the City inconsistent with the provisions of this Agreement, including without limitation, City Ordinance Nos. 9939, 10098 and the original 11236.

     Section 4.3. Repeal of Policy Jury Resolution. The parties agree that, in addition to the conditions specified in a certain letter agreement among Operators, the City and Educational Institutions dated March 24, 1998 (the "Letter Agreement"), this Agreement shall not become effective unless and until the Police Jury shall have taken, prior to May 1, 1998, all necessary actions to repeal or otherwise terminate any resolutions or other acts of the Police Jury inconsistent with the provisions of this Agreement, including without limitation, the Police Jury Resolution dated August 3, 1995 relating to the education fees payable by the Operators. The City and the Educational Institutions shall use their respective best efforts to secure from the Parish such acknowledgements of, and consents to, this Agreement, and such other actions (including, without limitation, repeal of the aforesaid Resolutions), as Operators shall in their sole discretion require, in order to ensure the enforcability hereof.

     Section 4.4. New Ordinance. The City hereby represents and warrants that the execution and delivery of this Agreement, and the performance by the City of its obligations hereunder, have been duly authorized by a validly adopted City Ordinance that is currently in full force and effect. Each of the Educational Institutions hereby represents and warrants that the execution and delivery of this Agreement, and the performance by them of their respective obligations hereunder, have been duly authorized by all necessary action.


                            ARTICLE V

                          GOVERNING LAW

     This Agreement shall be governed by the laws of the State of Louisiana. Any and all disputes or misunderstandings or disagreements hereunder shall be resolved, and this Agreement may be enforced, only in a District Court of the State of Louisiana, or in U.S. Federal District Court for the State of Louisiana. Each party hereto consents to such exclusive jurisdiction.

                           ARTICLE VI

                BENEFIT - SUCCESSORS AND ASSIGNS

      This Agreement and the rights and obligations contained herein shall be binding upon, and inure to the benefit of, the respective successors and assigns of the parties hereto. PLC and SSP are separate taxable entities, and except with respect to the Settlement Payments under Article III hereof, the liability of Operators hereunder shall be individual and not joint and several.

                           ARTICLE VII

                     CHANGES IN COMPETITION

      Section 7.1. Operators, the Educational Institutions and the City acknowledge and agree that the obligations of Operators set forth in Article I hereof are based upon, and Operators, the City and the Educational Institutions have acted in reliance upon, the competitive and regulatory situation with respect to casino gaming in Calcasieu Parish. In recognition that such competitive and regulatory factors may change subsequent to the date hereof, Operators, the Educational Institutions and the City agree that the obligations of Operators set forth in Article I hereof shall terminate on forty-five (45) days' written notice to the City, and shall thereafter be subject to renegotiation by Operators, the City and the Educational Institutions, in the event of the occurrence of any of the following, provided that at the time of Operators' written notice as aforesaid, the Net Gaming Proceeds of the Casinos, after any such occurrence(s), is below $120,000,000 on an annual basis:

          (a) if a riverboat, barge, land-based or other casino including without limitation, slot machines at horse racetrack(s) (a "Competitive Casino") is allowed within a one hundred (100) mile radius of the City of Lake Charles, Louisiana, excepting only the two (2) riverboats operated on Lake Charles and the Calcasieu River by St. Charles Gaming Company, Inc. and Grand Palais Riverboat, Inc., and the land-based casino known as Grand Casino Coushatta in Kinder, Louisiana; or

          (b) if a Competitive Casino is allowed in the State of Texas that has a material adverse impact on Operators; or

          (c) if a change in law or regulation is passed by the State of Louisiana or any agency or political subdivision thereof is passed, that directly or indirectly prohibits or materially limits Operators from lawfully operating the Casinos at the Site.

      Section 7.2. Operators, the Educational Institutions and the City agree, in the event of the occurrence of any of the matters set forth in Section 7.1 hereof, so long as both Casinos are then operated from a site in Lake Charles, Louisiana, and provided that the Net Gaming Proceeds of the Casinos, after any such occurrence(s), is below $120,000,000 on an annual basis, to renegotiate in good faith the financial obligations of Operators (other than the Settlement Payments) set forth in Article I hereof. In the event this Agreement terminates as contemplated under this Article VII, each party hereto shall retain its rights available under the Act and other applicable law.

      Section 7.3. Effect of Article; Termination. If for any reason one of the Casinos is no longer operated from a site in Lake Charles, Louisiana, then from and after the date it ceases to operate in Lake Charles, the provisions of this Article VII shall no longer apply, but the remainder of this Agreement shall remain in effect, binding in accordance with its terms.


                          ARTICLE VIII

                            APPROVALS

      This Agreement is subject to approval of: (a) the Board of Directors of Players International, Inc. (the parent company of the Operators) on or before May 1, 1998; (b) the City Council of the City on or before March 24, 1998; and (c) the governing bodies of all the Educational Institutions; all as provided in the Letter Agreement. This Agreement shall not be effective or binding upon the Operators, the City or the Educational Institutions, unless and until such approval is timely obtained for all of the Operators, the City and the Educational Institutions in accordance with such letter agreement. If any such approvals are not timely obtained as aforesaid, this Agreement shall be of no force or effect, as if it had never been executed. In such event, each of the Operators, the City and the Educational Institutions shall have and enjoy their respective rights and remedies with respect to the subject matter hereof, as if this Agreement had never been executed.


                           ARTICLE IX

                   MODIFICATION AND AMENDMENT

     This Agreement shall not be amended or otherwise modified in any manner except by an instrument in writing executed by all parties hereto, and all parties joining in the execution hereof. In addition, each of the City and the Educational Institutions agrees that it shall not, from and after the date hereof, pass or enact any ordinances, resolutions or other municipal or corporate acts contrary to or inconsistent with the provisions hereof, and that if any such ordinances or acts are so passed or enacted, the proper officers of the City or the respective Educational Institutions, as applicable, shall take all actions reasonably necessary to repeal or otherwise terminate same.

                            ARTICLE X

                  UNDERSTANDINGS AND AGREEMENTS

      This Agreement, taken together with the other documents executed and delivered by the parties in connection herewith, contains the entire agreement among the Operators, the City and the Educational Institutions with respect to the matters contained herein and supersedes all prior agreements.


                           ARTICLE XI

                             NOTICES

      All notices, demands and requests which may be given or which are required to be given by any party to the others, shall be in writing and shall be deemed effective when either: (a) personally delivered to the intended recipient; (b) sent by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; (c) delivered in person to the address set forth below for the party to which the notice was given; (c) deposited into the custody of a nationally recognized overnight delivery service such as FedEx, Airborne, Emery or Purolator, addressed to such party at the address specified below; or (e) sent by facsimile, telegram or telex, provided that receipt for such facsimile, telegram or telex is verified by the sender and followed by a notice sent in accordance with one of the other provisions set forth above. Notices shall be effective on the date of delivery or receipt or, if delivery is not accepted, on the earlier of the date that deliver is refused or three (3) days after the date the notice is mailed. For purposes of this Section, the addresses of the parties for all notices are as follows (unless changes by similar notice in writing are given by the particular person whose address is to be changed):

                If  to  the City, to the City  of  Lake
          Charles,  Louisiana, 326  Pujo  Street,  Lake
          Charles,  Louisiana  70601,  Attention:  Hon.
          Willie  L.  Mount,  Mayor (Fax:   (318)  491-
          1206);

               With a copy to:  John DeRosier, Esquire,
          125   West   School  Street,  Lake   Charles,
          Louisiana 70605 (Fax:  (318) 478-6624);

                If to Operators, or either of them,  to
          Players  Lake  Charles, LLC  and/or  Showboat
          Star  Partnership, c/o Players International,
          Inc.,   1300  Atlantic  Avenue,  Suite   800,
          Atlantic  City, New Jersey 08401,  Attention:
          Howard Goldberg, President (Fax:  (609)  449-
          7765);

                With a copy to:  Patrick Madamba,  Jr.,
          Vice  President and General Counsel,  Players
          International,  Inc.  1300  Atlantic  Avenue,
          Suite  800,  Atlantic City, New Jersey  08401
          (Fax:  (609) 449-7765);

                And  a  copy  to:  Cathy  Walker,  Vice
          President  and General Manager, Players  Lake
          Charles  Riverboat, Inc. (if to  PLC)  and/or
          Players  Riverboat Management,  Inc.  (if  to
          SSP),  507 N. Lakeshore Drive, Lake  Charles,
          Louisiana 70601 (Fax:  (318) 437-1586);

     Any party hereto may designate a different address by notice given to the other party. Counsel for any party may give notice on behalf of its client.


                           ARTICLE XII

                          SEVERABILITY

      If any provision of this Agreement is held to be invalid, illegal or unenforceable, that shall not affect or impair, in any way, the validity, legality or enforceability of the remainder of this Agreement.


                          ARTICLE XIII

                          MISCELLANEOUS

     Section 13.1. Construction. Whenever the context hereof so requires, reference to the singular shall include the plural and the plural shall include the singular; words denoting gender shall be construed to mean the masculine, feminine or neuter, as appropriate; and specific enumeration shall not exclude the general, but shall be construed as cumulative of the general recitation.

     Section 13.2. Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures and acknowledgments of each of the parties hereto.

       Section  13.3.   Captions.   The  captions,  headings  and
arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

      Section 13.4. Rule of Construction. Operators, the City and the Educational Institutions acknowledge that each of them, and their respective counsel, have reviewed and have had input in the drafting of this Agreement, and such parties hereby agree that normal rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

      Section 13.5. No Third Party Beneficiaries. No person or entity not a party to (or joining in the execution of) this Agreement shall have any third party beneficiary claim or other right hereunder or with respect thereto.

      Section 13.6. Late Fees. Operators hereby agree that if any payment required to be made hereunder shall remain unpaid for ten (10) days after the date on which the same shall become due and payable, Operators shall pay to the City, in addition to the delinquent payment, a late fee in an amount equal to five percent (5%) of such delinquent payment. Notwithstanding the foregoing, the City and the Educational Institutions acknowledge and agree that certain audits of the Net Gaming Proceeds of the Operators will be made by the Operators' auditors, as well as auditors for the Division. Additional amounts disclosed by, and required to be paid solely as a result of, such audit(s) shall not be subject to the aforesaid late fee; unless Operators' failure to pay such amounts is willful, in which case the amounts unpaid shall bear interest in favor of the City at the rate of fifteen percent (15%) per annum, computed from the date the payment was originally due.


                 {Signatures on Following Pages}
                               PLC

THUS  DONE AND SIGNED in                            the  presence
of the undersigned competent witnesses, on this ________ day of , 1998.

WITNESSES                     PLAYERS LAKE CHARLES, LLC
                               By:  PLAYERS LAKE CHARLES  RIVERBOAT,
INC.,
                                   Managing Member


                              By:
                              Name:
                              Title:



                          NOTARY PUBLIC



                               SSP

THUS  DONE AND SIGNED in                            the  presence
of the undersigned competent witnesses, on this ________ day of , 1998.


WITNESSES                     SHOWBOAT STAR PARTNERSHIP
                               By:   PLAYERS  RIVERBOAT  MANAGEMENT,
INC.,
                                     Managing Partner


                              By:
                              Name:
                              Title:



                          NOTARY PUBLIC


                              CITY

      THUS DONE AND SIGNED in Lake Charles, Louisiana, in the presence of the undersigned competent witnesses, on this ______ day of ____________, 1998.

WITNESSES:                           CITY   OF   LAKE    CHARLES,
LOUISIANA


                              By:
                                   Willie Mount, Mayor




                          NOTARY PUBLIC


                             JOINDER

      The undersigned hereby join in the execution of this Settlement and Admission Fee Agreement for the purpose of evidencing their consent to, and agreement to be bound by, the provisions hereof.


      THUS DONE AND SIGNED in Lake Charles, Louisiana, in the presence of the undersigned competent witnesses, on this ______ day of __________, 1998.

WITNESSES:                         CALCASIEU PARISH SCHOOL BOARD


                              By:
                                            ____________________,
President




                          NOTARY PUBLIC

                        JOINDER (cont'd.)


THUS  DONE AND SIGNED in                            the  presence
of the undersigned competent witnesses, on this ________ day of , 1998.


WITNESSES                     McNEESE STATE UNIVERSITY


                              By:
                              Name:
                              Title:



                          NOTARY PUBLIC



THUS  DONE AND SIGNED in                            the  presence
of the undersigned competent witnesses, on this ________ day of , 1998.


WITNESSES                      SOWELA TECHNICAL INSTITUTE  (a/k/a
Louisiana Technical College)


                              By:
                              Name:
                              Title:



                          NOTARY PUBLIC